Exhibit 99.1

NALCO HOLDING COMPANY
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

 RESTRICTED SHARES AGREEMENT

David Johnson

THIS AGREEMENT, is made effective as of March 7, 2008 (the “Grant Date”), between Nalco Holding Company (the “Company”) and David Johnson  (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the Participant be granted the Restricted Shares provided for herein pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.           Definitions.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)          “Plan” means the Nalco Holding Company Amended and Restated 2004 Stock Incentive Plan, as the same may be amended, supplemented or modified from time to time.

(b)         “Restricted Shares” means the shares of the Company’s common stock, par value $0.01 per share subject to the Time and Performance Restrictions.

(c)         “Time and Performance Restrictions” means those restrictions described in Exhibit A to this Agreement.

(d)         “Vested Shares” means those Restricted Shares that are no longer subject to the Time and Performance Restrictions.

2.           Grant of Restricted Shares.  The Company hereby grants to the Participant, subject to the terms and conditions of this Agreement and the Plan, 50,000 Restricted Shares.

3.	Delivery of Restricted Shares.

(a)           In General.  The Company shall issue note in its electronic stock registry (without the issuance of certificates) the Restricted Shares in the name of the Participant which shall bear a legend which shall provide that:

The shares of Nalco Holding Company are subject to the terms and restrictions of the Nalco Holding Company Amended and Restated 2004 Stock Incentive Plan and the Restricted Shares Agreement between the Participant and the Company (the “Grant Agreement”), such shares are subject to forfeiture, vesting conditions or cancellation under the terms of such Plan and the terms of the Grant Agreement under which the shares were issued, and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provision of such Plan and the Grant Agreement, copies of which are available from the Secretary of Nalco Holding Company.

(b)           Termination of Service.  If the Participant ceases to be an employee of the Company or its affiliates for reasons other than death or disability, the Restricted Shares, other than Vested Shares, shall be immediately canceled by the Company without any payment or other consideration.

(c)           Satisfaction of Time and Performance Restrictions.  If the Time and Performance Restrictions are satisfied for the Restricted Shares, prior to their forfeiture and subject to the other terms and conditions stated herein, the Company shall release the legend on such Restricted Shares as related to the Time and Performance Restrictions.

(d)           Registration or Qualification.  Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, the Restricted Shares may not be delivered prior to the completion of any registration or qualification of the Restricted Stock Units or the Shares to which they relate under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Board or the Company’s Compensation Committee (“Committee”) shall in its sole reasonable discretion determine to be necessary or advisable.

4.           Legend on Vested Shares.  The Vested Shares issued to the Participant upon the vesting of the Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws or the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5.           Transferability.  Unless otherwise determined by the Committee, Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

6.           Withholding.  The Company or its Affiliate shall have the right to withhold from any payment due or transfer made with respect to the Restricted Shares or the Participant’s employment, any applicable withholding taxes in respect of the Restricted Shares or any payment or transfer with respect to the Restricted Shares or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

7.           Securities Laws.  Upon the acquisition of any Vested Shares pursuant to the vesting of the Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

8.           Notices.  Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

9.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws.

10.           Restricted Shares Subject to the Plan.  By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Restricted Shares the Vested Shares received upon vesting are subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan  will govern and prevail

11.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

NALCO HOLDING COMPANY

By
Its

Participant

TIME AND PERFORMANCE CONDITIONS

25,000 Restricted Shares shall vest on December 31, 2011 and become Vested Shares, if Participant continues to be employed on that date (excepting only that the reason for the employment not continuing because of his death or permanent disability).

25,000 Restricted Shares shall vest on December 31, 2012 and become Vested Shares, if Participant continues to be employed on that date (excepting only that the reason for the employment not continuing because of his death or permanent disability).